Exhibit 99.1

FOR IMMEDIATE RELEASE

HandHeld Entertainment Raises $3.8 Million in a PIPE Offering

to Accelerate the Growth of its User-Generated Video Content Assets

SAN FRANCISCO – January 18, 2007 – HandHeld Entertainment™ (NASDAQ: ZVUE, ZVUEW) today announced it has completed a PIPE offering (Private Investment in Public Equity) which raised $3.83 million and is intended to expand the company’s user-generated content assets, as well as provide capital for general working capital purposes.

In connection with the January 17, 2007 closing, the company issued approximately 1.3 million shares of common stock and two tranches of warrants to purchase common stock under the following terms:

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five-year warrants to purchase 957,500 shares of common stock with an exercise price of $3.50 per share (117 percent of the offering price), and

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five-year warrants to purchase 957,500 shares of common stock exercisable at $4.00 per share (133 percent of the offering price) which are exercisable commencing July 17, 2007. Following July, 17, 2007, the warrants are redeemable at the company’s option if the price of HandHeld Entertainment’s common stock trades above $5.20 per share for five consecutive trading days. Upon redemption, the company anticipates it could receive as much as $3.8 million in additional proceeds upon exercise of the warrants.

The company has agreed to file a registration statement with the United States Securities and Exchange Commission no later than January 31, 2007 and have it become effective no later than March 15, 2007. If the company is unable to meet these deadlines, then the exercise price of the investor warrants will decrease as specified in the subscription agreement.

“Since mid-November, we have acquired three Web sites that feature user-generated and user-submitted videos and other forms of media, and we plan to acquire more,” said Jeff Oscodar, president and chief executive officer of HandHeld Entertainment. “These acquisitions have created a network of Web properties that attracted more than 5 million unique visitors in December, more than a full year ahead of our plans. With these funds, we have an opportunity to move quickly to continue acquiring high-quality Web sites with significant traffic thereby accelerating our business plan in 2007.”

Following this transaction, HandHeld Entertainment has approximately 12.7 million shares of common stock outstanding and approximately 3.9 million warrants.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About the ZVUE

HandHeld Entertainment’s ZVUE™ line of portable media players is available in approximately 2,000 Wal-Mart stores throughout the United States, as well as through other retailers and on the Internet. The SRP $99 (US) ZVUE plays videos and MP3 files and also allows users to view digital pictures from a digital camera or home video from a camcorder. HandHeld Entertainment also supplies Wal-Mart and InMotion Entertainment with the ZVUE MP3 player, an MP3 player pre-loaded with 30 of the top songs from 2006.

About HandHeld Entertainment, Inc.

HandHeld Entertainment is a digital-media-to-go company with a network of Web sites containing premium video and free downloadable media selections, including ZVUE.com™, the Free STUFF! section of ZVUE.com, as well as from Dorks.com™, FunMansion.com™ and YourDailyMedia.com™.  Additionally, its ZVUE family of portable media players is available at mass-market prices in Wal-Mart stores across the United Sates. HandHeld Entertainment’s common stock and warrants are traded on the NASDAQ Capital Market (ZVUE, ZVUEW) and Boston Stock Market (HDE, HDEW). For more information, visit www.hheld.com/ir or call 415-495-6470.

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HandHeld Entertainment, ZVUE, ZVUE.com, Dorks.com, FunMansion.com and YourDailyMedia.com, are trademarks of HandHeld Entertainment. All other trademarks are property of their respective owners.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth from time to time in HandHeld Entertainment’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K and other reports filed by the company with the SEC. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  As a result, investors should not place undue reliance on these forward-looking statements.

MEDIA CONTACTS FOR HANDHELD ENTERTAINMENT:

David Politis, Politis Communications, 801-523-3730(wk), 801-556-8184(cell), dpolitis@politis.com or

Jonathan Bacon, Politis Communications, 801-523-3730(wk), 801-660-7820(cell), jbacon@politis.com

INVESTOR CONTACT FOR HANDHELD ENTERTAINMENT:

Robert Prag, The Del Mar Consulting Group, Inc., 858-794-9500, bprag@delmarconsulting.com